UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DEVRY EDUCATION GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEVRY EDUCATION INC.
3005 Highland Parkway
Downers Grove, IL 60515-5799

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS,
TO BE HELD ON NOVEMBER 6, 2014

Reference is made to the definitive proxy statement on Schedule 14A filed by DeVry Education Group Inc. (“DeVry Group”) with the U.S. Securities and Exchange Commission (“SEC”) on October 8, 2014 (the “Original Filing”) and made available to DeVry Group’s shareholders in connection with the solicitation of proxies by DeVry Group’s Board of Directors for the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournment and postponement of the Annual Meeting. The Original Filing contains important additional information. This supplement should be read in conjunction with the proxy statement.

The purpose of this supplement is to provide the following additional information about DeVry Group’s Management Incentive Plan (“MIP”), which DeVry Group intends to discuss with its shareholders as part of its continuing outreach:

●
The payout to DeVry Group’s CEO, Daniel Hamburger, on the individual portion of his Management Incentive Plan (“MIP” or “Plan”) award for fiscal year 2014 was 116.1%.  This was based upon his performance against goals directed at DeVry University enrollment and operating margin, developing leadership depth and succession, and improving academic performance.  Previously reported achievements of 102.3%and 127.8%  against DeVry Group level revenue and EPS goals, respectively, resulted in MIP payouts of 111.7% and 169.5% on his respective fiscal year 2014 revenue and EPS goals.  The combined MIP payout, in accordance with the weighting applied to the EPS, revenue and individual goals, was 138.4% of target.

●
The Plan provides that performance below minimum thresholds results in no payout. Minimum thresholds for fiscal year 2014 were 90% of the revenue goal and 80% of the EPS goal, and in each case would result in a 50% payout upon achievement.  Every 1% achieved over the revenue goal would result in an additional 5% award up to a maximum payout of 200%.  Every 1% achieved over the EPS goal would result in an additional 2.5% award up to a maximum payout of 200%.

●
Financial performance targets for the MIP at the DeVry Group level for fiscal year 2015, which are based on revenue and net income and determined at the beginning of the fiscal year, were set moderately above the amounts achieved by DeVry Group in fiscal year 2014.

Except as set forth in this Proxy Supplement, all information set forth in the Original Filing remains unchanged. Please note that this Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a stockholder, your vote is very important and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.

October 22, 2014